UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor

Toronto, Ontario Canada

M4W 3P4

(Address of Principal Executive Offices)

(866) 928-6076

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2024, Greenbrook TMS Inc. (the “Company” or “Greenbrook”) entered into the forty-third amendment (the “Amendment”) to the Company’s credit agreement, dated as of July 14, 2022 (as previously amended and as amended by the Amendment, the “Credit Agreement”), by and among the Company, certain of its subsidiaries party thereto as guarantors, Madryn Fund Administration, LLC, as administrative agent (“Madryn”) and the lenders party thereto. Pursuant to the Amendment, the Company borrowed US$ 2,040,609 in senior secured term loans (the “New Loans”), the proceeds of which are expected to be used by the Company for general corporate and working capital purposes.

After giving effect to the Amendment and the borrowing of the New Loans, the aggregate principal amount outstanding under the Credit Agreement is approximately US$123 million (collectively, the “Loans”). The aggregate amount outstanding under the Credit Agreement, which includes accrued interest, interest paid in kind, and all amendment fees is approximately US$140 million. The Loans accrue interest at a rate per annum equal to 0.0%. The Loans mature on September 30, 2027. The outstanding principal balance is due in five equal quarterly installments beginning on September 30, 2026. The Company has granted a lien on, and security interest in, all assets of the Company as security for the performance and prompt payment of the obligations of the Loan Parties (as defined in the Credit Agreement) under the Credit Agreement. For additional information regarding the Credit Agreement, please see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “Annual Report”) as well as the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, and filed with the SEC on August 14, 2024 (the “Quarterly Report”).

The Company separately received the consent of Madryn on October 30, 2024 to extend the period during which the Company’s minimum liquidity covenant under the Credit Agreement is reduced from US$3,000,000 to US$300,000 to November 15, 2024.

Additionally, affiliates of Madryn are collectively the Company’s largest shareholder and own approximately 38% of the issued and outstanding common shares in the capital of the Company (the “Common Shares”). In connection with the previously announced agreement entered into by the Company with Neuronetics, Inc. (“Neuronetics”) whereby Neuronetics has agreed to acquire all of the issued and outstanding Common Shares (the “Neuronetics Transaction”), Madryn has agreed to convert all of the amount outstanding under the Loans and all of the subordinated convertible notes of the Company (including notes held by Madryn and other third-parties) (collectively, the “Convertible Notes”) into Common Shares prior to the effective date of the Neuronetics Transaction (the “Greenbrook Debt Conversion”). On October 3, 2024, all of the Convertible Notes were converted into Common Shares; however, the Loans have not yet been converted. As a result of the conversion of the Loans, Madryn will own approximately 95.3% of the Common Shares immediately prior to closing of the Neuronetics Transaction and will receive approximately 95.3% of the Neuronetics common stock being issued to the holders of Common Shares (“Shareholders”), subject to adjustment for any interim period funding by Madryn (“Interim Period Funding”) and other customary adjustments. The New Loans constitute Interim Period Funding for purposes of the Neuronetics Transaction and will either be repaid by the Company prior to closing of the Neuronetics Transaction as described above or will be converted into Common Shares in accordance with the Greenbrook Debt Conversion.

The foregoing is not a complete discussion of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the thirty-seventh amended credit agreement, dated as of August 2, 2024 (the “Thirty-Seventh Amended Credit Agreement”) was filed as Exhibit 10.1 to the Quarterly Report. Defined terms used herein that are not defined are as defined in the Thirty-Seventh Amended Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 8, 2024, Greenbrook convened a special meeting (the “Meeting”) of Shareholders in connection with the previously-announced Neuronetics Transaction.

At the Meeting, the following proposal was submitted to the vote of Shareholders: To consider and, if deemed advisable, to pass, with or without variation, a special resolution approving (i) an arrangement involving the Company by way of plan of arrangement under section 182 of the Business Corporations Act (Ontario) pursuant to which Neuronetics will, among other things, acquire all of the issued and outstanding Common Shares; and (ii) the conversion of the Loans under the Credit Agreement into fully paid and non-assessable Common Shares (the “Arrangement Resolution”):

The Arrangement Resolution was approved, receiving the affirmative vote of (i) approximately 99.97% of the votes cast by the Shareholders, voting as a single class, present in person or represented by proxy and entitled to vote at the Meeting, and (ii) approximately 99.93% of the votes cast by the Shareholders, present in person or represented by proxy and entitled to vote at the Meeting, after excluding the votes of those Shareholders whose votes are required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Votes were received as follows:

(i)       Votes cast by all Shareholders, voting as a single class

Votes For	% of Voted	Votes Against	% of Voted
128,393,591	99.97%	44,331	0.03%

(ii)       Votes cast by Shareholders, other than those excluded under MI 61-101

Votes For	% of Voted	Votes Against	% of Voted
62,910,094	99.93%	44,331	0.07%

Item 7.01	Regulation FD Disclosure.

On November 11, 2024, the Company issued a press release announcing the shareholder approval of the Arrangement Resolution at the Meeting. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Certain statements contained in this Current Report on Form 8-K may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the New Loans and the expected use of proceeds therefrom, and information regarding the Neuronetics Transaction and the Greenbrook Debt Conversion, may be forward looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this Current Report on Form 8-K, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Company’s Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Credit Agreement and the potential acceleration of indebtedness; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to maintaining an active, liquid and orderly trading market for the Common Shares as a result of the delisting of the Common Shares from Nasdaq Capital Market of the Nasdaq Stock Market LLC; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations and obligations under the Neuronetics Transaction; risks relating to completion of the Neuronetics Transaction or any other strategic alternatives to the Neuronetics Transaction should it fail to be consummated, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks and uncertainties related to the Neuronetics Transaction, including the timing for completion thereof, and the ability to achieve the benefits expected to be derived therefrom; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation. Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the SEC from time to time (including, but not limited to, the Annual Report), available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024

Greenbrook TMS Inc.

By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President & Chief Executive Officer